Exhibit 99.1

CONTACTS:
Christopher M. Zimmer	(412) 257-7604
President and Chief Executive Officer

John Arminas
General Counsel and Corporate Secretary	(412) 220-3774

Universal Stainless Stockholders Approve Acquisition by Aperam

BRIDGEVILLE, PA, January 15, 2025 – Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) (“Universal” or the “Company”) today announced that its stockholders have voted at a special meeting of Universal stockholders (the “Special Meeting”) to approve the Company’s pending acquisition by Aperam S.A. Under the terms of the merger agreement governing the proposed acquisition, Universal stockholders are entitled to receive $45.00 per share in cash for every share of Universal common stock they own immediately prior to the effective time of the merger.

At the Special Meeting, approximately 99% of the shares voted (excluding abstentions) were voted in favor of the merger, which represented approximately 68% of the total outstanding shares of Universal common stock as of November 22, 2024, the record date for the Special Meeting.

Assuming satisfaction of remaining closing conditions, the transaction is expected to close in Q1 2025.

The final voting results on the proposals voted on at the Special Meeting will be set forth in a Form 8-K filed by Universal with the U.S. Securities and Exchange Commission.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, energy, and heavy equipment manufacturing. More information is available at www.univstainless.com.

About Aperam

Aperam is a global player in stainless, electrical, specialty steel and recycling, with customers in over 40 countries. The business is organized in four primary operating segments: Stainless & Electrical Steel, Services & Solutions, Alloys & Specialties and Recycling & Renewables.

Aperam has a flat Stainless and Electrical steel capacity of 2.5 million tonnes in Brazil and Europe and is a leader in high value specialty products. In addition to its industrial network, spread over six production facilities in Brazil, Belgium and France, Aperam has a highly integrated distribution, processing and services network and a unique capability to produce stainless and special steels from low-cost biomass (charcoal made from its own FSC-certified forestry). More information is available at www.aperam.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the proposed transaction; potential delays in consummating the proposed transaction; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for Universal will be made; Aperam’s ability to realize the anticipated benefits of the proposed transaction and integrate Universal’s business; the effect of the announcement or pendency of the proposed transaction on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the proposed transaction. In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the proposed transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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